‘Exhibit 107
Calculation of Filing Fee Tables
Form S-3
(Form Type)
C4 Therapeutics, Inc.
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit (2)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities

Fees to Be Paid	Equity	Common Stock, par value $0.0001 per share	457(c)	4,847,550	$5.855	$28,382,405.25	0.00015310	$4,345.35

	Total Offering Amounts					$28,382,405.25		$4,345.35

	Total Fees Previously Paid							—

	Total Fee Offsets							—

	Net Fee Due							$4,345.35

(1)Consists of shares of common stock registered for sale by the selling stockholder named in this Registration Statement.
(2)Pursuant to Rule 457(c) under the Securities Act, and solely for the purpose of calculating the registration fee, the proposed maximum offering price per share is the average of the high and low prices of shares of the Registrant’s common stock on The Nasdaq Global Select Market on October 29, 2024, such date being within five business days of the date that this Registration Statement was filed with the U.S. Securities and Exchange Commission.